Exhibit 5.1

Brand Meditech Limited	D +1 345 815 1866
c/o Ogier Global (Cayman) Limited	E natalie.bell@ogier.com
89 Nexus Way
Camana Bay
Grand Cayman KY1-9009	Reference: 512114.00001/NB
Cayman Islands
11 December 2025

Brand Meditech Limited (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-1, including all amendments or preliminary or final supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to the offering and sale by the Company of:

(a)	up to 900,000 class A ordinary share of the Company with a par value of US$0.00001 each (the Class A Ordinary Shares);

(b)	up to 135,000 class A ordinary shares of the Company with a par value of US$0.00001 each which Maxim Group, LLC (the Underwriter) will have a right to purchase from the Company to cover over-allotments, if any (the Over-Allotment Shares); and

(c)	up to 51,750 class A ordinary shares of the Company with a par value of US$0.00001 (the Warrant Shares, together with the Class A Ordinary Shares and the Over-Allotment Shares, the Shares) underlying the warrants to be issued to the Underwriter (the Warrants).

This opinion is given in accordance with the terms of the “Legal Matters” section of the Registration Statement.

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 305 513 5888 ogier.com	A list of Partners may be inspected on our website

Brand Meditech Limited

11 December 2025

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Authorised share capital

(b)	The authorised share capital of the Company is USD 10,000 divided into: (i) 900,000,000 Class A Ordinary Shares of par value USD 0.00001 each; and (ii) 100,000,000 Class B Ordinary Shares of par value USD 0.00001 each.

Corporate power

(c)	The Company has all requisite power under its Memorandum and Articles of Association to issue the Shares (including the issuance of the Warrant Shares upon the exercise of the Warrants in accordance with the Warrant Documents), to execute and deliver the Documents and to perform its obligations, and exercise its rights, under such documents.

Brand Meditech Limited

11 December 2025

Corporate authorisation

(d)	The Company has taken all requisite corporate action to authorise:

(i)	the issuance of the Shares (including the issuance of the Warrant Shares upon the exercise of the Warrants in accordance with the Warrant Documents); and

(ii)	the execution and delivery of the Documents and the performance of its obligations, and the exercise of its rights, under such documents.

Issue of Shares

(e)	The Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Warrant Shares upon the exercise of the Warrants in accordance with the Warrant Documents), when issued by the Company in accordance with the Memorandum and Articles of Association, as amended, upon:

(i)	payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement (including the issuance of the Warrant Shares upon the valid exercise of the Warrants in accordance with the Documents, and the payment in full of the consideration as set out in the Warrant Documents); and

(ii)	the entry of those Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, the Shares are only issued when they have been entered into the register of members of the Company.

Registration Statement – “Material Tax Considerations – Cayman Islands Taxation”

(f)	Insofar as the statements set forth in the Registration Statement under the heading “Material Tax Considerations - Cayman Islands Taxation” purport to summarise certain tax laws of the Cayman Islands, such statement are accurate in all material respects and such statements constitute our opinion.

Brand Meditech Limited

11 December 2025

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Memorandum and Articles of Association or Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us listed in Schedule 1 will result in the breach of or infringe any other agreement, deed or document (other than, to the extent expressly provided herein, the Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier (Cayman) LLP

Ogier (Cayman) LLP

Brand Meditech Limited

11 December 2025

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 21 July 2022 issued by the Registrar (the Certificate of Incorporation).

2	The amended and restated memorandum of association of the Company filed with the Registrar on 17 February 2025 (the Memorandum).

3	The amended and restated articles of association of the Company filed with the Registrar on 17 February 2025 (the Articles of Association).

4	A Certificate of Good Standing dated 11 December 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of all the directors of the Company passed on 10 December 2025 (the Resolutions).

6	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 11 December 2025 (the Register of Writs).

7	The Registration Statement.

8	A draft underwriting agreement between the Company and the Underwriter (the Underwriting Agreement).

9	A draft specimen certificate for the Shares (the Share Certificate).

10	A draft warrant agreement constituting the Warrants and being annexed to the Underwriting Agreement (the Warrant Document and, together with the Underwriting Agreement and the Share Certificate, the Documents).

Brand Meditech Limited

11 December 2025

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the Memorandum, the Articles of Association, the Good Standing Certificate, the Director’s Certificate and the Resolutions is accurate and complete as at the date of this opinion.

5	The Memorandum and Articles of Association are in full force and effect and have not been amended, varied, supplemented or revoked in any respect.

6	Where any Document has been provided to us in draft or undated form, that Document has been, or will be, executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

7	There will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which the Class A Ordinary Shares are issued.

8	There is nothing in any law (other than the laws of the Cayman Islands) that would or might affect the opinions herein.

Status, authorisation and execution

9	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

10	Each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it (other than the Company) in accordance with all applicable laws.

11	In authorising the execution and delivery of the Documents by the Company, the issue and allotment of the Class A Ordinary Shares and Warrants, and the exercise of its rights and performance of its obligations under the Documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

Brand Meditech Limited

11 December 2025

12	Any individuals who sign or have signed documents or give information on which we rely are validly existing, in good standing, and have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

13	The Documents have been, or will be, duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

14	Each Document that has not been executed as of the date of this opinion will be duly executed and unconditionally delivered by the Company in the manner authorised in the Resolutions.

Enforceability

15	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

Share Issuance

16	The Class A Ordinary Shares to be issued after the date of this opinion shall be issued at an issue price in excess of the par value thereof.

Authorisations

17	No Shares will be issued unless and until all required Nasdaq approvals and shareholder approvals required by the rules and regulations of Nasdaq (if any) have been obtained. Any conditions to which such approvals are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

Register of Writs

18	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

Brand Meditech Limited

11 December 2025

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act (Revised) of the Cayman Islands (Companies Act) annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited Liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; and (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Brand Meditech Limited

11 December 2025

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Public offering in the Cayman Islands

6	The Company is prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities.